EXHIBIT 10.1

ASSIGNMENT AND AMENDMENT TO EMPLOYMENT AGREEMENT

This Assignment and Amendment (this “Amendment”) dated as of May 21, 2008 of the Employment Agreement dated as of [DATE OF EMPLOYMENT AGREEMENT] (the “Employment Agreement”) entered into between Specialized Health Products, Inc., a Utah corporation (the “Company”), and [NAME OF EMPLOYEE] (the “Employee”) is entered into among the Employee, the Company and Specialized Health Products International, Inc., a Delaware corporation (“SHPI”). Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement.

RECITALS

WHEREAS, the Company and the Employee entered into the Employment Agreement;

WHEREAS, each of the Company and the Employee deems it in their best interest to amend the Employment Agreement; and

WHEREAS, the Company desires to assign its rights under the Employment Agreement to SHPI, and SHPI desires to accept such assignment and assume all obligations of the Company under the Employment Agreement in accordance with its terms and the Employee desires to consent to such assignment and assumption.

WHEREAS, the Company and the Employee desire to amend the Employment Agreement in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder, to include compliant payment dates for nonqualified deferred compensation

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company, SHPI and the Employee agrees as follows:

1.	The Company hereby transfers, assigns and conveys to SHPI its entire right, title and interest in, to and under the Employment Agreement.

2.
SHPI hereby accepts the assignment of the Company’s interest in the Employment Agreement, assumes all of the obligations of the Company under the Employment Agreement and agrees to be bound by and to perform, observe, keep and comply with all of the terms and provisions contained in the Employment Agreement on the part of the Company to be performed, observed, kept and complied with from and after the date hereof, and to pay all sums due under the Employment Agreement.

3.	The Employee hereby consents to and approves the assignment by the Company, and the assumption by SHPI, of the Employment Agreement as set forth herein.

4.	Section 2.1.2 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“2.1.2 “Termination Other Than For Cause” shall mean involuntary separation of Employee from service by Corporation within the meaning of Treasury Regulation § 1.409A-1(n)(1) and Employee’s voluntary separation from service within the meaning of Treasury Regulation § 1.409A-1(n)(2)(ii) satisfying the following conditions:

(A) The separation from service must occur within two (2) years following the initial existence of one or more of the following conditions arising without Employee’s consent:(1) a material diminution in Employee’s Base Salary; (2) a material diminution in Employee’s authority, duties, or responsibilities; (3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom Employee is required to report; (4) a material diminution in the budget over which Employee retains authority; (5) a material change in the geographic location at which Employee must perform the services; and (6) any other action or inaction that constitutes a material breach by Corporation of the Employment Agreement.

(B) Employee must provide notice to Corporation of the existence of the condition described in paragraph (A) above within 90 days of the initial existence of the condition, upon the notice of which Corporation shall have a period of at least 30 days during which it may remedy the condition and not be required to pay the amount.”

5.	Section 2.4 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“2.4 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, Corporation may effect a Termination Other Than For Cause at any time upon giving written notice to Employee of such termination and Employee may effect a Termination Other Than For Cause by giving notice to Company in accordance with Section 2.1.2(B). Upon any Termination Other Than For Cause, (a) Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee’s rights under such plans (other than pension plan, profit sharing plan and stock option plan benefits which will be paid in accordance with the applicable plan), accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, (b) as long as Employee complies with the provisions of Sections 5 through 8 as severance compensation, two separate lump sum payments for which the aggregate amount shall be equal to [SEVERANCE PERIOD] months (the “Severance Period”) of salary (the “Total Severance Amount”) which shall be payable in the amounts and at the times set forth as follows: (x) the first lump sum payment shall equal a portion of the Total Severance Amount calculated by multiplying the Total Severance Amount by a fraction, the numerator of which is the number of days elapsed from the termination date until and including December 31 of the calendar year in which the Termination Other Than For Cause occurs and the denominator of which is the number of days in the Severance Period and shall be paid on or within two business days of the date of termination and (y) the second lump sum payment shall equal the remaining portion of the Total Severance Amount not paid in the first lump sum payment and shall be paid in the next following calendar year on or before January 5 of such calendar year, and (c) as long as Employee complies with the provisions of Sections 5 through 8, medical benefits continuation for the Severance Period under then current Corporation plans, provided that the medical benefits provided to Employee during the Severance Period shall be on the same basis as those provided to then active employees of the Corporation, except that the Employee will not be required to contribute any portion of the applicable premium rate. [Employee acknowledges, understands and agrees that notwithstanding the schedule of severance payments set forth in this Section 2.4, Employee shall be subject to the post-termination restrictive covenants set forth in Sections 5 and 9 of this Agreement during the Severance Period.]* Notwithstanding the foregoing, if Employee breaches any provision of Sections 5 through 8, then (i) Employee shall promptly pay to the Corporation an amount equal to the Total Severance Amount multiplied by a fraction, the numerator of which is the number of days from the first breach of any such provision through the last day of the Severance Period and the denominator of which is the number of days in the Severance Period and (ii) the Corporation shall immediately cease the continuation of medical benefits provided under Section 2.4(c), above.”

6.	Section 2.8 of the Employment Agreement which was added by amendment dated as of June 3, 2004 is hereby deleted in its entirety.**

7.	The text “eighteen (18) months” set forth in each of Sections 5, 8 and 9 is hereby amended and replaced with the text “twenty-four (24) months.”**

*	The bracketed sentence only applies to David A. Green and Rebecca A. Whitney.
**	This provision only applies to Jeffrey M. Soinski.

8.
The effectiveness of the amendments set forth in Sections 4 and 5*** of this Amendment is conditioned upon SHPI effecting a Termination Other Than For Cause immediately prior to the completion of a Change of Control (as defined below) on or before September 10, 2008. For purposes of this Amendment, Change of Control means (i) a merger, consolidation or reorganization of SHPI other than a merger, consolidation or reorganization resulting in the voting securities of SHPI outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power of the securities of SHPI or the surviving entity or any parent thereof outstanding immediately thereafter, (ii) the acquisition by a person or persons acting as a group of equity securities, which together with equity securities already held by such person or persons, constitutes more than 50% of the total voting power of the Company or (iii) any transfer or other disposition of all or substantially all of SHPI’s assets.

9.	Except as modified herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

10.
This Amendment and the Employment Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof, and supersede in all respects any and all prior or contemporaneous oral or written agreements or understandings.

[Signature page follows]

***	And Sections 6 and 7 in the case of Jeffery M. Soinski.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph.

SPECIALIZED HEALTH PRODUCTS, INC.

By:

Name:
Title:

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

By:

Name:
Title:

[NAME OF EMPLOYEE]

[Signature page to Assignment and Amendment to Employment Agreement for [NAME OF EMPLOYEE]]